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                                                                     Exhibit 1.1


                                   2,000,000 SHARES

                         ECHOSTAR COMMUNICATIONS CORPORATION

                 __% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                UNDERWRITING AGREEMENT

                                  OCTOBER [__], 1997


Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
     (as representatives (the "REPRESENTATIVES") of the several Underwriters (as defined) named in SCHEDULE I attached hereto)
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172


Dear Sirs:

         EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in
SCHEDULE I attached hereto (the "UNDERWRITERS") Two Million (2,000,000) shares (the "FIRM SHARES") of the Company's [__] % Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), subject to the terms and conditions set forth in this Underwriting Agreement (this "AGREEMENT"). Shares of Preferred Stock may be converted to shares of class A common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") in accordance with, and at the conversion rate specified by, the Company's [__]% Series C Cumulative Convertible Preferred Stock Certificate of Designation (the "CERTIFICATE OF DESIGNATION"). The Company also proposes to issue and sell to the several Underwriters not more than Three Hundred Thousand (300,000) additional shares of Preferred Stock (the "ADDITIONAL SHARES" and, together with the Firm Shares, the "SHARES") if requested by the Underwriters as provided in
SECTION 2 hereof. The Shares are to be issued pursuant to the provisions of the Certificate of Designation which conforms substantially to the description thereof in the Registration Statement (as defined) and


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delivered and purchased pursuant to the terms of this Agreement.  The Shares and the Common Stock are more fully described in the Registration Statement.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "ACT"), a registration statement on Form S-3 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(c) under the Act in the form first used to confirm sales of Shares is hereinafter referred as the "PROSPECTUS."

         2.     AGREEMENTS TO SELL AND PURCHASE.

         (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of each such Underwriter on SCHEDULE I attached hereto at a price per share of [__] Dollars ($[__]) (the "PURCHASE PRICE").

         (b) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to Three Hundred Thousand (300,000) Additional Shares from the Company at the
Purchase Price.   Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm
Shares.   The Underwriters may exercise their right to purchase Additional
Shares in whole or in part from time to time by giving written notice thereof to the Company within thirty (30) days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as defined), (ii) no later than ten (10) business days after such notice has been given and (iii) no earlier than two (2) business days after such notice has been


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given.   If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I bears to the total number of Firm Shares.

         (c) The Company hereby agrees and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and officers of the Company as listed on SCHEDULE II attached hereto, in the form attached hereto as ATTACHMENT A, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such capital stock, except to the Underwriters pursuant to this Agreement, for a period of One Hundred Eighty
(180) days after the date of the Prospectus without the prior written consent of
Donaldson, Lufkin & Jenrette Securities Corporation.   Notwithstanding the
foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of its capital stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

         3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4.     DELIVERY AND PAYMENT.

         (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on the third or fourth business day (the "CLOSING DATE"), unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), following the date of the public offering, at such place as you shall
designate.   The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

         (b) Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 a.m., New York City time, on the date specified in the applicable exercise


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notice given by you pursuant to SECTION 2 hereof (an "OPTION CLOSING DATE").
Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

         (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two (2) full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in New York Clearing House/Federal funds to the order of the Company.

         5.     AGREEMENTS OF THE COMPANY.  The Company agrees with you:

         (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

         (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in SECTION 5 (E) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) To furnish to you, without charge, three (3) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such


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number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance or filings of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filings of any term sheet within the meaning of Rule
434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

         (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (f) If during the period specified in SECTION 5(E) hereof any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

         (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.


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         (h)    To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve (12) months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (i) During the period of five (5) years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its capital stock a financial report of the Company and the Subsidiaries (as defined) on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

         (j) During the period referred to in SECTION 5(I) hereof, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of its capital stock or filed with the Commission and such other publicly available information concerning the Company and the Subsidiaries as you may reasonably request.

         (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in SECTION 5(E) hereof, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in SECTION 5(E) hereof, (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the


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several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (vi) the listing of the Shares on the National Association of Securities Dealers
Automated Quotation System ("NASDAQ") National Market System and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

         (l) To use its best efforts to maintain the inclusion of the Preferred Stock in the Nasdaq National Market System (or on a national securities exchange) for a period of five (5) years after the effective date of the Registration Statement.

         (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (n) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes, relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission (the "EFFECTIVE DATE") or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required


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to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this CLAUSE (B) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each of the Company and the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization". All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The certificates for the Preferred Shares and the Common Stock are in due and proper form and the holders of each of the Preferred Shares, the Dividend Shares, the Conversion Shares and the Deposit Shares will not be subject to personal liability by reason of being such holders.

         (f) The entities listed on SCHEDULE III attached hereto are the only subsidiaries, direct or indirect, of the Company (collectively, the "SUBSIDIARIES"). All of the


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outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more of the Subsidiaries, except as set forth in the Prospectus, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN").

         (g) Each of this Agreement, the deposit agreement, among the Company and the deposit agent set forth therein (the "DEPOSIT AGREEMENT"), the Consent of the Series A Preferred Stockholders to the Issuance of the [__]% Series C Cumulative Convertible Preferred Stock, the Certificate of Designation and the instruments contemplated herein and therein (collectively, the "OPERATIVE DOCUMENTS") has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

         (h) The Company is duly authorized and has reserved for such issuance a sufficient amount of duly and validly authorized securities to pay any and all dividends or other distributions on the Preferred Stock payable in Common Stock pursuant to the Certificate of Designation (the "Dividend Shares"). The Dividend Shares, when authorized and issued in accordance with the Certificate of Designation, will have been duly and validly authorized and, when executed countersigned and delivered in accordance with the Certificate of Designation, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights. On the Closing Date or any Option Closing Date, the Dividend Shares will conform as to legal matters to the description thereof contained in the Prospectus.

         (i) The Company is duly authorized and has reserved for such issuance a sufficient amount of duly and validly authorized securities to issue shares of Common Stock upon the conversion of the Preferred Stock pursuant to the Certificate of Designation (the "Conversion Shares"). The Conversion Shares, when issued upon conversion of the Preferred Stock in accordance with the Certificate of Designation, will have been duly and validly authorized and, when executed countersigned and delivered against the delivery of shares of Preferred Stock therefor in accordance with the Certificate of Designation, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights. On the Closing Date or any Option Closing Date, Conversion Shares will conform as to legal matters to the description thereof contained in the Prospectus.

         (j) The Company is duly authorized and has reserved for such issuance a sufficient amount of duly and validly authorized securities to issue and sell Common Stock pursuant to the Deposit Agreement (the "DEPOSIT SHARES"). The Deposit Shares, when


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authorized and issued in accordance with the Deposit Agreement, will have been duly and validly authorized and, when executed, countersigned and delivered against payment therefor in accordance with the Deposit Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights. On the Closing Date or any Option Closing Date, the Deposit Shares will conform as to legal matters to the description thereof contained in the Prospectus.

         (k) Each of the Operative Documents will be legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws effecting creditors' rights generally and (ii) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date or any Option Closing Date, each of the Operative Documents will conform as to legal matters at the description thereof in the Prospectus.

         (l) The Shares have been, duly and validly authorized and, when executed, countersigned and delivered against payment therefor in accordance with this Agreement will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights. On the Closing Date or any Option Closing Date, each of the Shares, will conform as to legal matters to the descriptions thereof contained in the Prospectus.

         (m) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound.

         (n) The execution, delivery and performance of the Operative Documents, by the Company and compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of the Subsidiaries or their respective property, or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or result in the termination or revocation of any Authorization (as defined) of the Company or any of the Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

         (o) To the best knowledge of the Company, except as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         (p) To the best knowledge of the Company, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Shares or suspends the sale of the Shares in any applicable jurisdiction; and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Shares in any applicable jurisdiction.

         (q) Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         (s) Except as set forth in the Prospectus, each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, each such Authorization is valid and in full force and effect and each of the Company and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Prospectus, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or result or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of the Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction which would not, singly or in the aggregate, have a Material Adverse Effect.

         (t) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property and assets owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case, except as described in the Prospectus.

         (u) Except as set forth in the Prospectus, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and, except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such

Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (v) Except as set forth in the Prospectus, the Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

         (w) Except as set forth in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which would be required by the Act to be described in the Prospectus if the Prospectus were a prospectus included in a registration statement on Form S-3 filed with the Commission.

         (x) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of the Subsidiaries, except in the case of CLAUSES (I), (II) AND
(III), for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of the Subsidiaries, except for such actions specified in CLAUSE (I), (II) OR (III) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

         (y) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) All material tax returns required to be filed by the Company and each of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (aa) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Shares, if any, was incurred for proper corporate purposes and in good faith and, except as set forth in the Prospectus, each of the Company and each Subsidiary was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date or any Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares), solvent, and had, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will have on the Closing Date or any Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares), sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Shares, and will be on the Closing Date or any Option Closing Date (after giving effect to the application of the proceeds from the issuance of the Shares), able to pay their respective debts as they mature.

         (bb) The accountants, Arthur Andersen LLP, that have certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Prospectus comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act.

         (cc) The historical financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (dd) The pro forma financial statements included in the Registration Statement have been prepared on a basis consistent with the historical financial statements of the Company and the Subsidiaries and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Prospectus; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-3 under the Act. The other pro forma financial and statistical information and data included in the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus and the Registration Statement, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         (ff) Neither the Company nor any of the Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (gg) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of the Subsidiaries and (iii) neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent.

         (hh) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (ii) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (jj) Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of the Shares.

         (kk) The present fair salable value of the assets of the Company and the Subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and the Subsidiaries as they become absolute and matured. The assets of the Company and the Subsidiaries do not constitute unreasonably small capital to carry out their businesses as conducted or proposed to be conducted. Neither the Company nor any of the Subsidiaries intends to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Shares, the present fair salable value of the assets of the Company and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and the Subsidiaries, upon the issuance of the Shares, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and the Subsidiaries, taking into account the projected capital requirements and capital availability of the Company and the Subsidiaries.

         (ll) Except as disclosed in the Prospectus, there are no holders of securities of either the Company or any of the Subsidiaries who, by reason of the filing or the execution by the Company or any of the Subsidiaries of this Agreement or the consummation of the transactions contemplated herein, have the right to request or demand that the Company or any of the Subsidiaries register under the Act securities held by them.

         (mm) Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company, any of the Subsidiaries or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase or sale of the Shares.

         (nn) Neither the Company nor any of the Subsidiaries (i) is entering into the transactions contemplated under or in connection with this Agreement (collectively, the "TRANSACTIONS") with intent to hinder, delay or defraud any entity to which it is or will become indebted; or (ii) (a) will receive less than reasonable equivalent value in exchange for entering into the Transactions and (b) (1) is insolvent on the date hereof or will become insolvent as a result of the Transactions, (2) is engaged in a business or a transaction for which any property remaining with it is unreasonably small capital or (3) intends to incur, or believes that it will incur, debts that will be beyond its ability to pay as such debts mature.

         (oo)   The Company has filed a registration statement pursuant to
Section 12(g) of the Exchange Act to register the Shares, has filed an application to list the Shares on the Nasdaq National Market System.

         (pp) The persons listed on SCHEDULE II attached hereto constitute each of the officers and directors of the Company.

         (qq) There are no contracts, licenses, agreements, leases or documents of a character which are required under the Act to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

         (rr) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to such document was filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act.

         (ss) The form of the Certificate of Designation to be delivered hereunder is in proper form under Nevada law.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to SECTION 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7.     INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (the "LOSSES") (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action that could give rise to any such Losses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by
(i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriters furnished in writing to the Company by such Underwriters or (ii) the failure of the Underwriters to deliver any such document in a timely manner.

         (b) Each Underwriter agrees to indemnify and hold harmless the Company and its respective directors and officers and each person who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to such Underwriters but only with reference to information relating to such Underwriters furnished in writing to the Company by such Underwriters expressly for use in the Registration Statement or the Prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to SECTION 7(A) OR 7(B) hereof (the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both SECTIONS 7(A) AND 7(B) hereof, each Underwriter shall not be required to assume the defense of such action pursuant to this SECTION 7(C), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriters). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to SECTION 7(A) hereof, and by the Company, in the case of parties indemnified pursuant to
SECTION 7(B) hereof. The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all Losses by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than ten (10) business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (1) includes an unconditional release of the Indemnified Party from all liability on Losses that are or could have been the subject matter of such action and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

         (d)    To the extent the indemnification provided for in this SECTION
7 is unavailable to an Indemnified Party or insufficient in respect of any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by CLAUSE (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in CLAUSE (I) above but also the fault of the Company and such Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and such Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total discounts and commissions received by such Underwriters bear to the total price to investors of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and each Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7(D) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any matter that could have given rise to such Losses. Notwithstanding the provisions of this SECTION 7, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares purchased by it were sold to investors exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this SECTION 7(D) are several in proportion to the respective principal amount of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this SECTION 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of each Underwriter to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) The Registration Statement shall have become effective not later than 5:00 p.m. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) On or after the date hereof there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating outlook for the Company, by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act.

         (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chairman, Chief Executive Officer and President of the Company, confirming the matters set forth in CLAUSES (A), (B), (C) AND
(E) above.

         (e) Since the respective dates as of which information is given in the Registration Statement or the Prospectus other than as set forth in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of the Subsidiaries and (iii) neither the Company nor any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in CLAUSE (I) THROUGH (III) above, in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement or the Prospectus.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel for the Company, substantially to the effect set forth on ATTACHMENT B attached hereto. In addition, such counsel will advise that it has participated in conferences with directors, officers and other representatives of the Company and the Subsidiaries, and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement or the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as specified, no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Prospectus on the effective date thereof (or any amendment thereof made prior to the Closing Date, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Registration Statement or the Prospectus). The opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC described in this SECTION 8(F) shall be rendered to you at the request of the Company and shall so state therein.

         (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of David K. Moskowitz, Senior Vice President. General Counsel and Secretary of the Company, substantially to the effect set forth on ATTACHMENT C attached hereto. In addition, such counsel shall state that he has participated in conferences with directors, officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company, the Underwriters' representatives and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than those that such counsel must opine on pursuant to this SECTION 8(G)), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Prospectus on the effective date thereof (or any amendment thereof made prior to the Closing Date, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Registration Statement or the Prospectus). The opinion of David K. Moskowitz described in this SECTION 8(G) shall be rendered to you at the request of the Company and shall so state therein.

         (h) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Steptoe & Johnson, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

         (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

         (j) The Underwriters shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (k) The Shares shall have been approved by the NASD for trading on the Nasdaq National Market System.

         (l) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         (m) The Company shall have delivered to you the agreements specified in SECTIONS 2(C) AND 5 hereof.

         (n) The Representatives shall have received copies of lock-up letters from each of the directors and executive officers of the Company is substantially the form attached hereto as ATTACHMENT A.

         9. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         (a) This Agreement may be terminated at any time prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Underwriters' reasonable judgment, is material and adverse and would, in the Underwriters' reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market System or limitation on prices for securities on any such exchange or the Nasdaq National Market System, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

         (b) If on the Closing Date or on any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of the Shares set forth opposite its name in SCHEDULE I bears to the aggregate principal amount of the Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED, that in no event shall the aggregate principal amount of the Shares which any Underwriter has agreed to purchase pursuant to SECTION 2 hereof be increased pursuant to this SECTION 9 by an amount in excess of one-tenth of such principal amount of the Shares without the written consent of such Underwriter. If on the Closing Date or on any Option Closing Date any Underwriter or Underwriters shall fail or refuse to purchase the Shares and the aggregate principal amount of the Shares with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Shares to be purchased by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such the Shares are not made within forty-eight (48) hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date any Option Closing Date, as applicable, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement or the Prospectus or any other documents or arrangements may be effected. Any action taken under this SECTION 9 shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10.    MISCELLANEOUS.

         (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to 90 Inverness Circle East, Englewood,

Colorado 80112, Attention: General Counsel and (ii) if to any of the Underwriters, to such Underwriter, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         (b) The respective indemnities, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or directors of the Underwriters, any person controlling the Underwriters, the Company, the officers or directors of the Company, or any person controlling the Company , (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         (c) If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to SECTION 9 hereof), the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to SECTION 5(K) hereof. The Company also agrees to reimburse each Underwriter and its officers, directors and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this SECTION 10(C)).

         (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.
The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

         (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                               [Signature Page Follows]

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                       Very truly yours,


                                       ECHOSTAR COMMUNICATIONS CORPORATION


                                       By:    ______________________________
                                       Name:  David K. Moskowitz, Esq.
                                       Title: Senior Vice President,
                                              General Counsel and Secretary


         Accepted and agreed to as of the date first above written by each of the Representatives acting severally on behalf of themselves and the Underwriters named above.


                                       DONALDSON, LUFKIN & JENRETTE SECURITIES
                                             CORPORATION

                                       LEHMAN BROTHERS INC.


                                       BY:  DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION

                                       By:    ______________________________
                                       Name:
                                       Title:

                                      SCHEDULE I

                                   UNDERWRITERS(1)


                  UNDERWRITER                              Firm Shares

Donaldson, Lufkin & Jenrette Securities Corporation

Lehman Brothers Inc.


                   TOTAL                                    2,000,000

______________________________

1.  Note: Conform to Final Prospectus

                                     SCHEDULE II

                                OFFICERS AND DIRECTORS




Charles W. Ergen        Chairman, Chief Executive Officer, President and
                        Director
R. Scott Zimmer         Vice Chairman and Vice President
James DeFranco          Executive Vice President and Director
Steven B. Schaver       Chief Operating Officer and Chief Financial Officer
David K. Moskowitz      Senior Vice President, General Counsel and Secretary
Alan M. Angelich        Director
Raymond L. Friedlob     Director
Michael T. Dugan        Senior Vice President, Consumer Products Division
John R. Hager           Treasurer and Controller

                                     SCHEDULE III

                                     SUBSIDIARIES


Direct Broadcasting Satellite Corporation
DirectSat Corporation
Dish Network Credit Corporation
Dish, Ltd.
E-Sat, Inc. (80% owned by Dish, Ltd.)
Echo Acceptance Corporation
Echonet Business Network, Inc.
Echosphere Corporation
Echosphere de Mexico, S. de R.L. de C.V.
EchoStar Capacity Corporation
EchoStar DBS Corporation
EchoStar Indonesia, Inc.
EchoStar International Corporation
EchoStar International (Mauritius) Limited
EchoStar Manufacturing and Distribution Private Limited (India)
EchoStar North America Corporation
EchoStar Real Estate Corporation
EchoStar Satellite Broadcasting Corporation
EchoStar Satellite Corporation
EchoStar Space Corporation
FlexTracker Sdn. Bhd.
Houston Tracker Systems, Inc.
HT Ventures, Inc.
Lenson Heath USA, Ltd. (a partnership)
Satellite Source, Inc.
Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

                                     ATTACHMENT A

                                FORM OF LOCK-UP LETTER


                          [LETTERHEAD OF OFFICER OR DIRECTOR
                       OF ECHOSTAR COMMUNICATIONS CORPORATION]


                                  October [__], 1997


EchoStar Communications Corporation
90 Inverness Circle East
Englewood, Colorado  80112

Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
     (as representatives (the "REPRESENTATIVES") of the several Underwriters (as defined) named in SCHEDULE I attached hereto)
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

              Re: Public Offering of Preferred Stock
                  ----------------------------------

Dear Ladies and Gentlemen:

         The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. (together, the "REPRESENTATIVES"), as representatives of the several underwriters (the "UNDERWRITERS"), propose to enter into an Underwriting Agreement with EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the Underwriters, including the Representatives, of Two Million (2,000,000) shares of [____]% Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK"). Shares of Preferred Stock may be converted to shares of class A common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") in accordance with, and at the conversion rate specified by, the Company's [___]% Series C Cumulative Convertible Preferred Stock Certificate of Designation.

         In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Preferred Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contact to sell, grant any portion to purchase or otherwise dispose of any shares of the Company's capital stock (including, without limitation, shares of the Company's capital stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Company's capital stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such shares of the Company's capital stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Company's capital stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, for a period of One Hundred Eighty (180) days after the commencement of the Public Offering.

         In addition, the undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of the Company's capital stock for which the undersigned is the record holder, cause the transfer agent for the Company's capital stock to note stop transfer instructions with respect to such shares of the Company's capital stock on the transfer books and records of the Company and (ii) with respect to any shares of the Company's capital stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of the Company's capital stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of the Company's capital stock on the transfer books and records of the Company.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                       Very truly yours,

                                       ________________________________________
                                            (Signature)


                                       ________________________________________
                                            (Name - Please Type)
                                       ________________________________________
                                       ________________________________________
                                       ________________________________________
                                            (Address)


                                       ________________________________________
                                         (Social Security or Taxpayer
                                          Identification No.)

                                       Number of shares owned or subject to
                                       warrants, options or convertible
                                       securities:

                                       Certificate number:_____________________

                                     ATTACHMENT B

                                  OPINION OF FSRP&T


         1. The Company and each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties as described therein.

         2. The Company and each of the Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         3. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are not subject to any preemptive or similar rights. The certificates for the Preferred Shares and the Common Stock, in due and proper form and the holders of each of the Preferred Shares, the Conversion Shares and the Deposit Shares will not be subject to personal liability by reason of being such holders.

         4. All of the outstanding shares of capital stock of the Subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable, and, in the case of the Subsidiaries, are owned by the Company, free and clear of any Lien except that share of DBS Corp. have been pledged as security for the repayment of the 1997 Notes; the shares of DBS Corp have been pledged as security for the repayment of the 1997 Notes; the shares of Dish have been pledged as security for the repayment of the 1996 Notes; and the shares of DirectSat Merger Corporation, EchoStar Acceptance Corporation, Echonet Business Network, Inc., Echosphere Corporation, EchoStar International Corporation, HT Ventures, Inc., EchoStar Satellite Corporation, Houston Tracker Systems, Inc. and Satellite Source, Inc. have been pledged as security for the repayment of the 1994 Notes.

         5. The Shares have been, duly and validly authorized and, when executed, countersigned and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

         6. The Company has all requisite corporate power and authority (i) to enter into this Agreement and the other Operative Documents, and to adopt the Certificate of Designation establishing the Shares and to file such certificates with the Secretary of State of the State of Nevada, (ii) and is duly authorized to issue and sell the Shares as contemplated hereby and in the Prospectus (iii) and is duly authorized to (a) authorize, declare and pay the Dividend shares, (b) issue the Conversion Shares and (c) authorize, issue and sell the Deposit Shares , and in the case of each of clauses (a) through (c), has reserved for such issuance a sufficient amount of duly and validly authorized securities to (1) pay the Dividend Shares pursuant to the Certificates of Designation, (2) when and if authorized, issue the Conversion Shares pursuant to the Certificate of Designation and (3) when and if authorized, issue and sell the Deposit Shares pursuant to the Deposit Agreement. With respect (A) to CLAUSES (A) AND (C), when authorized, or (B) to CLAUSES (A) THROUGH (C), when paid, issued or sold, then in each such case, such securities will have been duly authorized and validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights, and (iv) to consummate the transactions contemplated by this Agreement. The Operative Documents have been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms. Each of the Operative Documents conforms as to legal matters to the description thereof in the Prospectus.

         7. The Common Stock, the Preferred Stock, the Firm Shares, the Additional Shares, the Dividend Shares, the Conversion Shares and the Deposit Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of EchoStar Capital Stock" and "Description of the Preferred Stock." The form of the Certificate of Designation to be delivered hereunder is in proper form under Nevada law.

         8.     The Company has filed a registration statement pursuant to
Section 12(g) of the Exchange Act to register the Shares, the Conversion Shares, the Dividend Shares and the Deposit Shares. The Common Stock and the Preferred Stock are duly authorized for quotation on the Nasdaq National Market System. The Conversion Shares have been included in an additional listing application filed with the Nasdaq National Market System.

         9. The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission.

         10. The statements under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", "Certain Relationships and Related Transactions", "Management", "Description of EchoStar Capital Stock" and "Underwriting" in the Prospectus and Items 14 and 15 of Part

II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         11. Such counsel is of the opinion that the statements in the Prospectus under the caption "Certain Federal Income Tax Consequences" are accurate and fairly summarize the matters referred to therein in all material respects.

         12. Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound.

         13. The execution, delivery and performance of this Agreement, the other Operative Documents, and the consummation of the transactions contemplated thereby by the Company and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require, to such counsel's knowledge, any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the several states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel that is material to the Company and any of the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of the Subsidiaries or their respective property, or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or result in the termination or revocation of any Authorization of the Company or any of the Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

         14. Except as disclosed in the Prospectus, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         15. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus and the Registration Statement, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         16. Except as disclosed in the Prospectus, there are no holders of securities of either the Company or any of the Subsidiaries who, by reason of the filing or the execution by the Company or any of the Subsidiaries of this Agreement or the consummation of the transactions contemplated herein, have the right to request or demand that the Company or any of the Subsidiaries register under the Act securities held by them.

         17. The Registration Statement (including any Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act.

         18. To the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required under the Act to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been filed, summarized or described.

         19. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to such document was filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act.

                                     ATTACHMENT C

                         OPINION OF IN-HOUSE COMPANY COUNSEL

         1. The Company and each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties as described therein.

         2. (i) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate of incorporation or by-laws; (ii) to the best of such counsel's knowledge and except as would not have a Material Adverse Effect, neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material agreement, indenture, mortgage or deed of trust to which it is a party or by which it is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of the Subsidiaries; and (iii) to the best of such counsel's knowledge, there exists no condition that, with notice, the passage of time or otherwise, would constitute such a default under any such document or instrument.

         3. To the best of such counsel's knowledge, and except as set forth in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or any of the Subsidiaries is or may be a party or to which the business or property of the Company or any of the Subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court or competent jurisdiction has been or may be issued that, in the case of CLAUSES (I), (II) AND (III) above, (a) is required to be disclosed in the Prospectus and that is not so disclosed, (b) would materially adversely affect the Company or any of the Subsidiaries or the property of any of them, (c) would interfere with or adversely affect the issuance or marketability of the Shares or (d) in any manner draw into question the validity of this Agreement or any other Operative Document; to the best of such counsel's knowledge, no contract, agreement, instrument or document of a character required to be described in the Prospectus in order to make the statements therein not misleading is not so described.

         4. There are no holders of securities of either the Company or any of the Subsidiaries who, by reason of the filing or the execution by the Company or any of the

Subsidiaries of this Agreement or te consummation of the transactions contemplated herein have the right to request or demand that the Company or any of the Subsidiaries register under the Act securities held by them.

         5. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property and assets owned by them which is material to the business of the Company and the Subsidiaries, in each case, to such counsel's knowledge, free and clear of all Liens and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with, to such counsel's knowledge, such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in the Prospectus.

         6. Neither the Company nor any of the Subsidiaries has violated any Environmental Law or any provisions of ERISA, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         7. Except as set forth in the Prospectus, each of the Company and the Subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each such Authorization is valid and in full force and effect and each of the Company and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; except as set forth in the Prospectus, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or result or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; such Authorizations contain no restrictions that are burdensome to the Company or any of the Subsidiaries; and, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction which would not, singly or in the aggregate, have a Material Adverse Effect.

         8. The Company and/or any parties thereto that are subsidiaries or affiliates of the Company have duly and validly authorized, executed and delivered each of the satellite and launch contracts described in the Prospectus and (assuming due execution and delivery thereof by the other parties thereto) each of such satellite and launch contracts is the legally valid and binding agreement of such corporations enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         9. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. Except as otherwise described in the Prospectus or on SCHEDULE III of the Underwriting Agreement, the Company owns One Hundred Percent (100%) of the outstanding capital stock or other equity interests evidencing equity ownership of each of the Subsidiaries free and clear of any Lien; and all of such equity interests have been duly authorized, validly issued and are fully paid and nonassessable and, to the best of such counsel's knowledge, were not issued in violation of any preemptive or similar rights; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such Subsidiaries.

         10. To the best of such counsel's knowledge, except as set forth in the Prospectus, the Company, and each Subsidiary (i) has operated in substantial compliance with the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT") and the rules of the Federal Communications Commission (the "FCC") promulgated thereunder (the "FCC RULES") insofar as the Communications Act and the FCC Rules pertain to direct broadcast satellite services and coverage and to the manufacture and distribution of equipment subject to FCC Rules governing acceptance, certification and verification thereof, and (ii) has made all filings, reports, applications and submissions required thereunder for the provision of direct broadcast satellite services and coverage and for the manufacture and distribution of equipment subject to FCC Rules governing certification and verification of communications signals, which filings, reports, applications and submissions are true, complete and correct in all material respects; except where such failure to be in compliance or to make such filings would not, singly or in the aggregate, have a Material Adverse Effect.

         11. Except as set forth in the Prospectus, there are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened by or before the FCC against or affecting the Company or any of the Subsidiaries or the business, property, business prospects, condition (financial or otherwise) or results of operations of the Company or any of the Subsidiaries, in which an unfavorable ruling, decision or finding is likely to have a Material Adverse Effect.

         12. Each of the FCC licenses is valid and in effect on the date hereof, and to the best of such counsel's knowledge, based on inquiry of the Company and review of the FCC documents, the FCC licenses constitute the only licenses or other authorizations of the FCC as are presently required of the Company and the Subsidiaries under the Communications Act and the FCC Rules in order to provide the direct broadcast satellite services and coverage and related ground operations (including, without limitation, telemetry, tracking and control functions) proposed to be provided by the Company and the Subsidiaries, subject to continued performance of the terms of the FCC licenses and the continued satisfaction of the conditions specified in the FCC licenses and the FCC Rules pertaining to direct broadcast satellites services and coverage proposed to be provided by the Company and the Subsidiaries and timely application for and obtaining of additional FCC licenses, permits, consents, orders, approvals and other FCC authorizations as may be required by the FCC in the future.

         13. Except as set forth in the Prospectus, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all Intellectual Property currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect on the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole; and, to the best of such counsel's knowledge after due inquiry, except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         14. To the best of such counsel's knowledge, after due inquiry, neither the Company nor any of the Subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole.

         15. The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the

Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries.